SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 31, 2000

                          LIGHTTOUCH VEIN & LASER, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                         0-29301               87-0575118
(State or other jurisdiction of        (Commission             (IRS Employer
       incorporation)                  File Number)          Identification No.)



                  10663 Montgomery Road, Cincinnati, Ohio 45242
               (Address of principal executive offices) (Zip Code)

                                 (513) 891-8346
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)












Exhibit index on consecutive page 2


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Item 1.  Changes in Control of Registrant

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets

         On March 31, 2000, the registrant consummated the acquisition of assets pursuant to the terms of an Asset Purchase Agreement with Harley F. Freiberger, M.D., dba the Charleston Dermatology and Cosmetic Surgery Center. The registrant proposes to use the purchased assets and the services of Dr. Freiberger in its center located in Charleston, South Carolina, known as LightTouch Vein & Laser of South Carolina, Inc. ("LightTouch-South Carolina").

         The purchase price of the assets was $700,000 in the form of a promissory note and the assumption of approximately $90,000 in liabilities. The note and the assumed liabilities are expected to be paid from cash flow generated by the operations of LightTouch-South Carolina.

Item 3.  Bankruptcy or Receivership

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable.

Item 5.  Other Events

         Not Applicable.

Item 6.  Resignations of Registrant's Directors

         Not Applicable.

Item 7.  Financial Statements and Exhibits

         (a) Financial statements of businesses acquired: To be filed by amendment

         (b)      Pro forma financial information:  To be filed by amendment

         (c)      Exhibits:

Regulation                                                                         Consecutive
S-K Number            Document                                                     Page Number

        2.1           Asset Purchase Agreement dated March 29, 2000                          4

       10.1           Promissory Note dated March 29, 2000                                  23

       10.2           National Medical Director Agreement with Harley                       28
                      F. Freiberger, M.D. dated March 29, 2000


                                        2

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       10.3           South Carolina Medical Director And Administra                        42
                      tive Services Agreement dated March 29, 2000

Item 8.  Change in Fiscal Year

         Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LIGHTTOUCH VEIN & LASER, INC.



May 8,  2000                                    By:/s/ GREGORY F. MARTINI
                                                   -----------------------------
                                                   Gregory F. Martini, President


                                        3
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